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            AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 14th day of March, 1997, by and between Wild Wings, Inc., a Nevada corporation ("Wild Wings") and Red Oak Farms, Inc. an Iowa corporation ("Red Oak") and the shareholders of Red Oak ("Shareholders"), with reference to the following:

           A. Wild Wings is a Nevada corporation organized on July 7, 1989. Wild Wings has authorized capital stock of 55,000,000 shares, $.001 par value, of which 12,960,000 shares are issued and outstanding. Wild Wings currently has an authorized warrant dividend distribution outstanding which consists of three warrants for each share outstanding, excluding the outstanding shares owned by Komatsu Investments Limited.

          B. Red Oak Farms, Inc. is a privately held corporation organized under the laws of the State of Iowa on February 24, 1997.

          C.  The respective Boards of Directors of Wild Wings and Red
       Oak have deemed it advisable and in the best interests of Wild Wings and Red Oak that Red Oak be acquired by Wild Wings, pursuant to the terms and conditions set forth in this Agreement.

          D. Wild Wings and Red Oak propose to enter into this Agreement which provides among other things that all of the outstanding shares of Red Oak be acquired by Wild Wings, in exchange for shares of Wild Wings and such additional items as more fully described in this Agreement.

          E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, the parties hereto agree as follows:

                          ARTICLE 1
                       THE ACQUISITION

     1.01 At the Closing, a total of 10,000,000 common shares, which represents all of the outstanding shares of Red Oak shall be acquired by Wild Wings in exchange for 10,000,000 restricted common shares of Wild Wings and the option to acquire an additional 3,000,000 common shares. The shares of Wild Wings to be issued in this transaction shall be issued as set forth in Exhibit A to this Agreement.

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     1.02   At the Closing, the Red Oak shareholders will deliver
  certificates for the outstanding shares of Red Oak, duly endorsed so as to make Wild Wings the sole holder thereof, free and clear of all claims and encumbrances and Wild Wings shall deliver a transmittal letter directed to the transfer agent of Wild Wings directing the issuance of shares to the shareholders of Red Oak as set forth on Exhibit A of this Agreement.

     1.03 Following the reorganization there will be a total of 10,960,000 shares, $.001 par value, issued and outstanding in Wild Wings and outstanding options and warrants to purchase an additional 6,280,000 common shares.

     1.04 Following the reorganization, Red Oak will be a wholly owned subsidiary of Wild Wings.


                          ARTICLE 2
                         THE CLOSING

     2.01 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Interwest Transfer Company, Inc. 1981 East Murray-Holladay Road, Salt Lake City, Utah 84117 on March 14, 1997, (the "Closing Date") at 11:00 o'clock a.m. or at such other place or date and time as may be agreed to in writing by the parties hereto.


                          ARTICLE 3
        REPRESENTATIONS AND WARRANTIES OF WILD WINGS

     Wild Wings hereby represents and warrants to Red Oak as follows:

     3.01 Wild Wings shall deliver to Red Oak, on or before Closing, each of the following:

          (a)  Financial Statements.  Audited financial statements of
       Wild Wings including, but not limited to, balance sheets and profit and loss statements from fiscal year end 1994, 1995 and 1996, prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of Wild Wings at the dates thereof and a current interim statement showing $0
       liabilities and $0 assets as of the Closing date.   (Schedule A)

          (b) Property. An accurate list and description of all property, real or personal, owned by Wild Wings of a value equal to or greater than $1,000.00. (Schedule B.)

          (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A. (Schedule C.) A complete and accurate list of all debts, liabilities and obligations of Wild Wings incurred or owing as of the date of this Agreement. (Schedule C.1.)

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          (d)  Leases and Contracts.  A complete and accurate list
       describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Wild Wings is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Wild Wings (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 1996, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule D.)

          (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Wild Wings for the repayment of borrowed money. (Schedule E.)

          (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of
       the assets is required to avoid a default thereunder.   (Schedule
       F.)

          (g) Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of Wild Wings together with all amendments thereto to the date hereof. (Schedule G.)

          (h) Shareholders. A complete list of all persons or entities holding capital stock of Wild Wings or any rights to subscribe for, acquire, or receive shares of the capital stock of Wild Wings (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule H.)

          (i) Officers and Directors. A complete and current list of all Officers and Directors of Wild Wings. (Schedule I.)

          (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of Wild Wings who received $1,000.00 or more in aggregate compensation from Wild Wings whether in salary, bonus or otherwise, during the year 1996, or who is presently scheduled to receive from Wild Wings a salary in excess of $1,000.00 during the year ending December 31, 1997, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule J.)

          (k)  Litigation.  A complete and accurate list (in all
       material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Wild Wings threatened, which may materially and adversely affect Wild Wings. (Schedule K.)
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          (l)   Tax Returns.  Accurate copies of all Federal and State
       tax returns for Wild Wings for the last fiscal year.  (Schedule L.)

          (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Wild Wings under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year. (Schedule M.)

          (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Wild Wings has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N.)

          (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein Wild Wings is qualified to do business and is in good standing. (Schedule O.)

          (p)  Subsidiaries.   A complete list of all subsidiaries of
       Wild Wings. (Schedule P.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which Wild Wings has an interest, direct or indirect.

          (q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of Wild Wings, if any. (Schedule Q.)

          (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Wild Wings may have, other than those listed in the schedule on Union Matters. (Schedule R.)

          (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Wild Wings in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)

          (t) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming Wild Wings as an insured or beneficiary or as a loss payable payee or for which Wild Wings has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Wild Wings regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Wild Wings as beneficiary covering the business activities of Wild Wings. (Schedule T.)

          (u) Customers. A complete and accurate list (in all material respects) of the customers of Wild Wings, including presently effective contracts of Wild Wings to be assigned to Wild Wings, accounting for the principle revenues of Wild Wings, indicating the dollar amounts of gross income of each such customer for the period ended January 31, 1997. (Schedule U.)

          (v)  Licenses and Permits.  A complete list of all licenses,
       permits and other  authorizations of Wild Wings.   (Schedule V.)

  3.02  Organization, Standing and Power.   Wild Wings is a corporation duly
  organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

  3.03 Qualification. Wild Wings is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which Wild Wings is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

  3.04 Capitalization of Wild Wings. The authorized capital stock of Wild Wings consists of 50,000,000 shares of Common Stock, $.001 par value, of which the only shares issued and outstanding are 12,960,000 issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable and 5,000,000 Preferred shares $.001 par value of which no shares are issued and outstanding. There are no preemptive rights with respect to the Wild Wings stock.

  3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Wild Wings. This Agreement constitutes the valid and binding obligation of Wild Wings enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by Wild Wings and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Wild Wings's Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Wild Wings is a party or bound by.

  3.06 Absence of Undisclosed Liabilities. Wild Wings has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto. As of the Closing, Wild Wings shall have no assets or liabilities other than those resulting from the acquisition of Red Oak.

  3.07 Absence of Changes. Since December 31, 1996 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Wild Wings, except for changes resulting from completion of those transactions described in Section 5.01.

  3.08 Tax Matters. All taxes and other assessments and levies which Wild Wings is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Wild Wings in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Wild Wings income or business prior to the Closing Date.

  3.09 Options, Warrants, etc. Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Wild Wings or its shareholders are a party or by which Wild Wings or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of Wild Wings or any securities representing the right to purchase or otherwise receive any such capital stock of Wild Wings.

  3.10 Title to Assets. Except for liens set forth in Schedule C, Wild Wings is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

  3.11 Agreements in Force and Effect. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Wild Wings is a party are valid and in full force and effect on the date hereof, and Wild Wings has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Wild Wings.

  3.12 Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either Wild Wings or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Wild Wings. Wild Wings has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

  3.13 Governmental Regulation. To the knowledge of Wild Wings and except as set forth in Schedule K, Wild Wings is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Wild Wings.

  3.14  Brokers and Finders.   Wild Wings shall be solely responsible for
  payment to any broker or finder retained by Wild Wings for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

  3.15 Accuracy of Information. No representation or warranty by Wild Wings contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Red Oak pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

  3.16 Subsidiaries. Except as listed in Schedule P, Wild Wings does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

  3.17 Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by Wild Wings or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

  3.18 Improper Payments. Neither Wild Wings, nor any person acting on behalf of Wild Wings has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Wild Wings (b) any customer, supplier or competitor of Wild Wings or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for Wild Wings or (c) any political party or any candidate for elective political office nor has any fund or other asset of Wild Wings been maintained that was not fully and accurately recorded on the books of account of Wild Wings.

  3.19 Copies of Documents. Wild Wings has made available for inspection and copying by Red Oak and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Wild Wings with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of Wild Wings, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Wild Wings or adversely effect the objectives of this Agreement with respect to Red Oak including, but not limited to, the issuance and subsequent trading of the shares of common stock of Wild Wings to be received hereby, subject to compliance by the shareholders of Red Oak with applicable law.


                          ARTICLE 4
              REPRESENTATIONS AND WARRANTIES OF
                     RED OAK FARMS, INC.

     Red Oak  hereby represents and warrants to Wild Wings as follows:

  4.01 Red Oak shall deliver to Wild Wings, on or before Closing, the following:

          (a) Financial Statements. Consolidated audited financial statements of Red Oak as of its inception, February 24, 1997 and audited financial statements of its predecessor, Mid-Ag, L.L.C., including but not limited to balance sheets and profit and loss statements from fiscal year end 1994, 1995, and 1996, prepared in accordance with generally accepted accounting principles and which fairly represent the financial condition of Mid-Ag and Red Oak at the dates thereof. (Schedule AA)

          (b) Property. An accurate list and description of all property, real or personal owned by Red Oak of a value equal to or greater than $1,000.00. (Schedule BB.)

          (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule AA. (Schedule CC.) A complete and accurate list of all debts, liabilities and obligations of Red Oak incurred or owing as of the date of this Agreement. (Schedule CC.1.)

          (d) Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Red Oak is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Red Oak (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 3,1 1996 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule DD.)

          (e)  Loan Agreements.  Complete and accurate copies of all loan agreements and  other documents with respect to obligations of
       Red Oak for the repayment of  borrowed   money.  (Schedule EE.)

          (f)    Consents  Required.   A  complete  list  of  all
       agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule FF.)

          (g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of Red Oak, together with all amendments thereto to the date hereof. (Schedule GG.)

          (h) Shareholders. A complete list of all persons or entities holding capital stock of Red Oak or any rights to subscribe for, acquire, or receive shares of the capital stock of Red Oak (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements.
       (Schedule HH.)

          (i) Officers and Directors. A complete and current list of all Officers and Directors of Red Oak. (Schedule II.)

          (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of Red Oak who received $1,000 or more in aggregate compensation from Red Oak whether in salary, bonus or otherwise, during the year 1996, or who is presently scheduled to receive from Red Oak a salary in excess of $1,000.00 during the year ending December 31, 1997, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ.)

          (k)  Litigation.  A complete and accurate list (in all
       material respects)  of   all   material   civil,    criminal,
       administrative,   arbitration  or  other  such   proceedings   or
       investigations   (including  without  limitations  unfair   labor
       practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Red Oak threatened, which may materially and adversely affect Red Oak. (Schedule KK.)

          (l) Tax Returns. Accurate copies of all Federal and State tax returns for Red Oak, if any. (Schedule LL.)

          (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Red Oak under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local). (Schedule MM.)

          (n) A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Red Oak has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN.)

          (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein Red Oak is qualified to do business and is in good standing or has applied for qualification. (Schedule OO.)

          (p) Subsidiaries. A complete list of all subsidiaries of Red Oak. (Schedule PP.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which Red Oak has an interest, direct or indirect.

          (q) Union Matters. An accurate list and description (in all material respects of union contracts and collective bargaining agreements of Wild Wings, if any. (Schedule QQ.)

          (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Red Oak may have, other than those listed in the schedule on Union Matters. (Schedule RR.)

          (s)    Employee Benefit Plans.  Complete  and  accurate copies
       of all  salary,  stock option,   bonus, incentive compensation,
       deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Red Oak in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS.)

          (t) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming Red Oak as an insured or beneficiary or as a loss payable payee or for which Red Oak has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Red Oak regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Red Oak as beneficiary covering the business activities of Red Oak. (Schedule TT.)

          (u) Customers. A complete and accurate list (in all material respects) of the customers of Red Oak, including all presently effective contracts of Red Oak to be assigned to Red Oak, accounting for the principle revenues of Red Oak, indicating the dollar amounts of gross revenues of each such customer for the period ended December 31, 1996. (Schedule UU.)

          (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of Red Oak.
       (Schedule VV.)

  4.02 Organization, Standing and Power. Red Oak is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

  4.03 Qualification. Red Oak is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it
  conducts business operations.    Such jurisdictions, which are the only
  jurisdictions in which Red Oak is duly qualified and licensed as a foreign corporation, or has applied for qualification, is shown in Schedule OO.

  4.04 Capitalization of Red Oak. The authorized capital stock of Red Oak consists of 20,000,000 shares of Common Stock, of which the only shares issued and outstanding are 10,000,000 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the Red Oak stock.

  4.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Red Oak. This Agreement constitutes the valid and binding obligation of Red Oak , enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by Red Oak and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Red Oak 's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Red Oak is a party or bound.

  4.06 Absence of Undisclosed Liabilities. Red Oak has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

  4.07 Absence of Changes. Since December 31, 1996, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Red Oak, except for changes resulting from completion of those transactions described in Section 5.02.

  4.08 Tax Matters. All taxes and other assessments and levies which Red Oak is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Red Oak in separate bank accounts for such payment or are represented by depository receipts, and all such
  withholdings and collections and all other payments   due  in  connection
  therewith   (including,   without  limitation, employment taxes, both the
  employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Red Oak income or business prior to the Closing Date.

  4.09 Options, Warrants, etc. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Red Oak or its shareholders are a party or by which Red Oak or its shareholders are bound, or are a party,
  calling for the issuance of shares  of   capital stock of Red Oak  or any
  securities representing the right to purchase or otherwise receive any such capital stock of Red Oak .

  4.10 Title to Assets. Except for liens set forth in Schedule CC, Red Oak is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

  4.11 Agreements in Force and Effect. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Red Oak is a party are valid and in full force and effect on the date hereof, and Red Oak has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory
  note,  mortgage,  lease,   policy, license, franchise or similar
  instrument which breach or  default would   have  a  material  adverse
  effect  upon  the   business,  operations or financial condition of Red
  Oak.

  4.12 Legal Proceedings, Etc. Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of Red Oak , threatened, in which, individually or in the aggregate, an  adverse  determination would materially and adversely affect  the
  assets,   properties,  business  or  income  of  Red Oak .  Red Oak   has
  substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

  4.13 Governmental Regulation. To the knowledge of Red Oak and except as set forth in Schedule KK, Red Oak is not in violation of or in default with respect to any applicable law or any applicable rule, regulation,
  order,  writ or decree of any  court  or  any governmental    commission,
  board, bureau, agency or instrumentality,  or  delinquent  with  respect
  to  any   report  required  to  be filed with any governmental
  commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Red Oak. .

  4.14 Broker and Finders. Red Oak shall be solely responsible for payment to any broker or finder retained by Red Oak for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

  4.15  Accuracy of Information.    No representation  or  warranty  by  Red
  Oak contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Wild Wings pursuant hereto or in connection with the transactions contemplated
  hereby  (including   without limitation  all Schedules and Exhibits
  hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

  4.16 Subsidiaries. Except as listed in Schedule PP, Red Oak does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

  4.17 Consents. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by Red Oak or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

  4.18 Improper Payments. No person acting on behalf of Red Oak has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Red Oak , or (b) any political party or any candidate for elective political office, nor has any fund or other asset of Red Oak been maintained that was not fully and accurately recorded on the books of account of Red Oak.

  4.19 Copies of Documents. Red Oak has made available for inspection and copying by Wild Wings and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Red Oak with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Red Oak or adversely affect the objectives of this Agreement.

  4.20 Investment Intent of Shareholders. Each shareholder of Red Oak represents and warrants to Wild Wings that the shares of Wild Wings being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or
  distribution  of  such  shares  and   further  acknowledges   that  the
  shares  being  issued  have  not been  registered  under  the  Securities
  Act  and   are   "restricted securities" as that term is defined in Rule
  144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.


                          ARTICLE 5
            CONDUCT AND TRANSACTIONS PRIOR TO THE
              EFFECTIVE TIME OF THE ACQUISITION

  5.01  Conduct and Transactions of Wild Wings.   During  the period  from
  the date hereof to the date of  Closing,  Wild Wings shall:

          (a) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

          (b) Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

          (c) Call and hold a special meeting of Wild Wings shareholders to approve this Agreement and Plan of Reorganization; approve the name change of the corporation from Wild Wings, Inc. to Red Oak Hereford Farms, Inc.; elect Gordon Reisinger, John Derner, Charles Kolbe and Leo DeSpain to the Board of Directors of Wild Wings; approve the adoption of the Wild Wings 1997 Stock Option Plan; approve the sale of all of the assets of Wild Wings business including the rights to the name Wild Wings to Wild Wings Hunting & Sporting Clays Club, Inc. a Utah corporation for the sum of $51,000 plus the assumption of certain liabilities of the Company associated with the assets being sold.

          (d) Enter contract to repurchase from Komatsu Investments Limited, 12,000,000 common shares of the Company for $31,000 and have the shares canceled. Such contract to close concurrent with this issuance of 10,000,000 to Red Oak.

     Wild Wings shall not during such period, except in the ordinary course of business, or as otherwise contemplated or required by this Agreement, without the prior written consent of Red Oak :

          (a) Sell, dispose of or encumber any of its properties or assets;

          (b) Except as set forth in paragraph 5.01(c) above, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (c) Except as set forth in paragraph 5.01(d) above, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

          (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

          (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

          (g)    Make  any  material  change  in  its   insurance
       coverage;

          (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

          (i) Enter into any agreement or make any commitment to any labor union or organization;

          (j)  Make any capital expenditures.

  5.02 Conduct and Transactions of Red Oak. During the period from the date hereof to the date of Closing, Red Oak shall:

          (a) Obtain an investment letter from each shareholder of Red Oak in a form substantially like that attached hereto as Exhibit B.

          (b) Conduct the operations of Red Oak in the ordinary course of business, except as set forth in 5.02(c) below.

          (c) (i) Red Oak will engage a financial public relations firm by the closing date of this transaction who is mutually satisfactory of Red Oak and the now existing board of directors of Wild Wings. Such firm, or an acceptable substitute firm, shall be continuously engaged for a minimum of eighteen (18) months. Two million shares of Red Oak, owned by the current shareholders of Red Oak, will be placed in escrow at closing and released once this provision has been fulfilled.

          (ii) Red Oak will engage a management consulting firm by the closing date of this transaction who is mutually satisfactory to Red Oak and the now existing board of directors of Wild Wings. The management consulting firm will assist the management in evaluating and revising their current business plan and assisting management in the development of a marketing and financing plan.

          (iii) Red Oak will have a minimum two year binding contract with a packing plant to slaughter Red Oak cattle that is mutually satisfactory to Red Oak and the now existing board of directors of Wild Wings.

          (iv) Red Oak will have a binding contract with the American Hereford Association for the exclusive right to produce and market "Certified Hereford Beef" that is mutually satisfactory to Red Oak and the now existing board of directors of Wild Wings.

          (v) Red Oak will have a binding agreement pursuant to which Wild Wings will acquire 100% of the outstanding shares of Midland Cattle Company.

     Red Oak shall not during such period except, as otherwise contemplated or required by this Agreement, in the ordinary course of business, without the prior written consent of Wild Wings:

          (a)   Sell,  dispose  of  or  encumber  any  of   the
       properties or assets of Red Oak ;

          (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

          (d) Amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Pay or incur any obligation or liability, direct or contingent, of more than $1,000;

          (f)  Incur any indebtedness for borrowed money, assume,
       guarantee,   endorse   or  otherwise become responsible for
       obligations of any other party, or make loans or advances to any other party;

          (g)    Make  any  material  change  in  its   insurance
       coverage;

          (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

          (i) Enter into any agreement or make any commitment to any labor union or organization;

          (j)  Make any material capital expenditures.

          (k) Allow any of the foregoing actions to be taken by any subsidiary of Red Oak .


                          ARTICLE 6
                    RIGHTS OF INSPECTION

  6.01 During the period from the date of this Agreement to the date of Closing of the acquisition, Wild Wings and Red Oak agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of Wild Wings or Red Oak, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, Wild Wings and Red Oak will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.


                          ARTICLE 7
                    CONDITIONS TO CLOSING

  7.01 Conditions to Obligations of Red Oak. The obligation of Red Oak to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Red Oak.

          (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Wild Wings which in the opinion of Red Oak would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Wild Wings set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

          (b) Performance of Obligations. Wild Wings shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Wild Wings shall have complied in all material respects with the course of conduct required by this Agreement.

          (c) Corporate Action. Wild Wings shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for Red Oak that Wild Wings has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

          (d) Consents. Execution of this Agreement by the shareholders of Red Oak and any consents necessary for or approval of any party listed on any Schedule delivered by Wild Wings whose consent or approval is required pursuant thereto shall have been obtained.

          (e)  Financial  Statements.  Red Oak  shall  have  been
       furnished   with  audited  financial statements of Wild Wings
       including, but not limited to, balance sheets and profit and loss statements from fiscal year 1994, 1995 and 1996. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of Wild Wings as of December 31, 1996. Red Oak also shall have been furnished with a current interim Wild Wings statement showing $0 liabilities and $0 assets as of the Closing Date.

          (f) Statutory Requirements. All statutory requirements for the valid consummation by Wild Wings of the transactions contemplated by this Agreement shall have been fulfilled.

          (g)  Governmental  Approval.   All  authorizations, consents,
       approvals, permits and orders of all federal and state governmental agencies required to be obtained by Wild Wings for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (h) Changes in Financial Condition of Wild Wings. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Wild Wings, except expenditures in furtherance of this Agreement.

          (i) Absence of Pending Litigation. Wild Wings is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

          (j)  Authorization for Issuance of Stock.   Red Oak  shall
       have received in form and substance, a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of Wild Wings to issue stock certificates representing ownership of Wild Wings common stock to Red Oak shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

          (k)    Shareholder Approval.   The Wild Wings shareholders
       shall have Wild Wings shareholders shall have (i) approved a change of the name of Wild Wings to Red Oak Hereford Farms, Inc.; (ii) elected the following persons to the Board of Directors of Wild
       Wings: Gordon Reisinger, John Derner, Charles Kolbe and Leo DeSpain; (iii) approved the adoption of the Wild Wings 1997 Stock Option Plan, (iv) approved the sale of all of the assets of the Company's business including the rights to the name Wild Wings to Wild Wings Hunting & Sporting Clays Club, Inc., a Utah corporation for the sum of $51,000 plus the assumption of certain liabilities of the Company associated with the assets being sold; (v) approved the Agreement and Plan of Reorganization.

  7.02 Conditions to Obligations of Wild Wings. The obligation of Wild Wings to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Wild Wings.

          (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Red Oak, which in the opinion of Wild Wings, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Red Oak set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

          (b) Performance of Obligations. Red Oak shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Red Oak shall have complied in all respects with the course of conduct required by this Agreement.

          (c)   Corporate Action.  Red Oak  shall have furnished
       minutes, certified  copies  of corporate   resolutions   and/or
       other   documentary evidence  satisfactory  to  Counsel for Wild
       Wings that Red Oak has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

          (d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by Red Oak, whose consent or approval is required pursuant thereto, shall have been obtained.

          (e) Financial Statements. Wild Wings shall have been furnished with consolidated audited financial statements of Red Oak as of its inception, February 24, 1997 and audited financial statements of its predecessor, Mid-Ag, L.L.C., including but not limited to balance sheets and profit and loss statements from fiscal year end 1994, 1995, and 1996, prepared in accordance with generally accepted accounting principles and which fairly represent the financial condition of Mid-Ag and Red Oak at the dates thereof.

          (f)   Statutory Requirements. All statutory requirements for
       the  valid  consummation  by  Red Oak   of   the transactions
       contemplated  by  this Agreement  shall  have  been fulfilled.

          (g)    Governmental  Approval.    All   authorizations,
       consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Red Oak for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (h) Employment Agreements. Existing Red Oak employment agreements will have been delivered to counsel for Wild Wings.

          (i) Changes in Financial Condition of Red Oak . There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Red Oak, except expenditures in furtherance of this Agreement.

          (j) Absence of Pending Litigation. Red Oak is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.


                          ARTICLE 8
                MATTERS SUBSEQUENT TO CLOSING

  8.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be
  executed  and  delivered  all  such   further instruments  of conveyance,
  transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

  8.02 Red Oak shall hire additional management to serve in senior management levels. Specifically, Red Oak will hire management with senior level experience in marketing and promotion. Such management will be hired within a reasonable time period after closing not to exceed 120 days from the date of closing.

  8.03 Immediately following the closing of this Agreement, Red Oak shall initiate a private offering to sell 1,500,000 shares of common stock to raise up to $4,500,000, together with 1,500,000 warrants to raise up to an additional $7,500,000. The parties agree that McKinley Capital and its associates shall be granted a first right of refusal on one-third of the $4,500,000 private placement to be sold in the private offering.

  8.04 Wild Wings and Red Oak shall upon completion of the private offering described in 8.04 above, immediately cause to be filed a registration statement to register the outstanding Wild Wings warrants as of the date of the Closing, on a registration form available to Wild Wings and shall use their best efforts to cause the registration statement to become effective.

  8.05 Wild Wings and Red Oak shall file a registration statement within 90 days of the closing of this Agreement with the Securities and Exchange Commission on Form SB-2 or other form available for registration of the shares underlying the warrants issued to the shareholders of Wild Wings pursuant to the Warrant Agency Agreement, a copy of which is included within Schedule H of this Agreement.

                          ARTICLE 9
           NATURE AND SURVIVAL OF REPRESENTATIONS

  9.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by Wild Wings or Red Oak pursuant hereto, or otherwise adopted by Wild Wings, by its written approval, or by Red Oak by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Wild Wings or Red Oak as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

                         ARTICLE 10
          TERMINATION OF AGREEMENT AND ABANDONMENT
                      OF REORGANIZATION

  10.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

          (a) By mutual written consent of the Boards of Directors of Wild Wings and Red Oak.

          (b) By the Board of Directors of Wild Wings if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

          (c) By the Board of Directors of Red Oak if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

  10.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall
  be no liability on the part of any of  the parties   hereto,  or  their
  respective   directors,   officers, shareholders  or controlling persons
  to each other.   Each  party hereto   will  pay  all  costs  and  expenses
  incident  to   its negotiation  and  preparation of this Agreement and
  any  of  the  documents   evidencing  the  transactions  contemplated
  hereby, including fees, expenses and disbursements of counsel.


                         ARTICLE 11
            EXCHANGE OF SHARES; FRACTIONAL SHARES

  11.01 Exchange of Shares. At the Closing, Wild Wings shall issue a letter to the transfer agent of Wild Wings with a copy of the resolution of the Board of Directors of Wild Wings authorizing and directing the issuance of Wild Wings shares as set forth on Exhibit A to this Agreement.

  11.02 Restrictions on Shares Issued to Red Oak . Due to the fact that Red Oak will receive shares of Wild Wings common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of Wild Wings will contain the following legend:

               The  shares represented by  this
            certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion
            of counsel   to   the  Corporation   that   such
            registration is not required.


                         ARTICLE 12
                        MISCELLANEOUS

  12.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada excluding the conflicts of laws.

  12.02 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

     If to "Wild Wings"            If to "Red Oak "

     Wild Wings, Inc.                   Red Oak Farms, Inc.
     899 South Artistic Circle          2010 Commerce Drive
     Springville, Utah 84663            Red Oak, Iowa 51566
     With copies to:

     Cletha A. Walstrand, Esq.          Doug Gross, Esq.
     Poulton & Yordan                   Brown, Winick, Graves, Gross,
     4 Triad Center, Suite 500-A        Baskerville and Schoenebaum,
                                                              P.L.C.
     Salt Lake City, Utah 84180         Two Ruan Center, Suite 1100
                                        601 Locust Street
                                        Des Moines, Iowa 50309-3765

  12.03 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in
  any  respect.   Any  term  or  provision  of  this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

          (a) Extend the time for the performance of any of the obligations of the other;

          (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

          (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

          (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the Board of Directors of such party.

  12.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Wild Wings or Red Oak shall not constitute a waiver of the right to pursue other available remedies.

  12.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  12.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of Wild Wings and Red Oak and its shareholders.

  12.07  Entire Agreement.  This Agreement and the Schedules and  Exhibits
  attached hereto, represent the entire agreement  of  the   undersigned
  regarding  the  subject  matter  hereof,   and supersedes all prior
  written or oral understandings or agreements  between the parties.

  12.08 Each Party to Bear its Own Expense. Wild Wings and Red Oak shall each bear their own respective expenses incurred in connection
  with  the  negotiation, execution,  closing,   and performance  of  this
  Agreement,  including  counsel  fees and  accountant fees.

  12.09 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     Executed as of the date first written above.

     "Wild Wings"                  "Red Oak "
     Wild Wings, Inc.                   Red Oak Farms,
     a Nevada corporation               an Iowa corporation


  By: __________________________        By: __________________________

     The undersigned hereby approves the Agreement and Plan of Reorganization with Wild Wings, Inc. The undersigned hereby represents and warrants that the undersigned has read the Agreement and Plan of Reorganization with Wild Wings, Inc. and understands its terms and conditions.


  ___________________________           ____________________________


  ___________________________           ____________________________


  ___________________________           ____________________________

                          EXHIBIT A



       Name of                                      Number of
     Shareholder                                     Shares


  ____________________________________            ____________


  ____________________________________            ____________


  ____________________________________            ____________


  ____________________________________            ____________


  ____________________________________            ____________


  ____________________________________            ____________